                                                                   EXHIBIT 10.17















                          HCC INSURANCE HOLDINGS, INC.

                     NONQUALIFIED DEFERRED COMPENSATION PLAN

                               FOR STEPHEN L. WAY

                          HCC INSURANCE HOLDINGS, INC.
                     NONQUALIFIED DEFERRED COMPENSATION PLAN
                               FOR STEPHEN L. WAY


                                Table of Contents

                                                                           Page
                                                                           ----

ARTICLE 1 - DEFINITIONS .....................................................1

ARTICLE 2 - ELIGIBILITY......................................................2

ARTICLE 3 - CONTRIBUTIONS....................................................3

ARTICLE 4 - CREDITING OF CONTRIBUTIONS AND INCOME............................3

ARTICLE 5 - PAYMENT OF BENEFITS - DEATH, DISABILITY, OR RETIREMENT...........3

ARTICLE 6 - OTHER PAYMENT OF BENEFITS........................................4

ARTICLE 7 - ADMINISTRATION OF THE PLAN.......................................5

ARTICLE 8 - CLAIM REVIEW PROCEDURE...........................................6

ARTICLE 9 - LIMITATION OF RIGHTS.............................................7

ARTICLE 10 - LIMITATION OF ASSIGNMENT........................................7

ARTICLE 11 - AMENDMENT TO OR TERMINATION OF THE PLAN.........................8

ARTICLE 12 - STATUS OF PARTICIPANT AS UNSECURED CREDITOR.....................8

ARTICLE 13 - GENERAL AND MISCELLANEOUS.......................................8

                          HCC INSURANCE HOLDINGS, INC.
                     NONQUALIFIED DEFERRED COMPENSATION PLAN
                               FOR STEPHEN L. WAY


                                    PREAMBLE

         WHEREAS, the Company desires to establish a nonqualified deferred compensation plan for the exclusive benefit of Stephen L. Way (the "Participant"), who is the Chief Executive Officer and Chairman of the Board of the Company, to allow the Company to pay a portion of the Participant's compensation on a deferred basis by making Contributions to the Plan on his behalf;

         WHEREAS, the Company intends that the Participant and his Beneficiary under the Plan shall have the status of unsecured general creditors of the Company with respect to the Plan and that the Plan shall constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select key management and highly compensated employee within the meaning of section 201(2) and similar provisions of ERISA;

         NOW, THEREFORE, the Company hereby establishes the HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for Stephen L. Way, effective as of the Effective Date.


                                    ARTICLE 1

                                   DEFINITIONS

         1.1 "Account" shall mean the record maintained by the Committee showing the monetary value of the individual interest in the Plan of the Participant. The term "Account" shall refer only to a bookkeeping entry and shall not be construed to require the segregation of assets on behalf of the Participant.

         1.2 "Accrual Date" shall mean the date on which a Company Contribution is deemed to be made to the Participant's Account and shall be specified for each Company Contribution hereunder in the Board action approving such Contribution. The Accrual Date is relevant for purposes of interest accrual hereunder.

         1.3 "Affiliate" shall mean a member of the controlled group of corporations (as defined in section 1563 of the Code) of which the Company is a member.

         1.4 "Beneficiary" shall mean the beneficiary or beneficiaries (including any contingent beneficiary or beneficiaries, if applicable) designated by the Participant to receive death benefits, if any, hereunder. Such designation shall be effected by delivery to the Committee of a written beneficiary designation, on a form provided by the Committee for that purpose.

         1.5 "Board" shall mean the Board of Directors of the Company.

         1.6 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

         1.7 "Committee" shall mean the Compensation Committee of the Board or, if none, the Board.

         1.8 "Company" shall mean HCC Insurance Holdings, Inc., a Delaware corporation, or its successor or successors.

         1.9 "Contribution" shall mean a bookkeeping entry which reflects the periodic accrual, if any, approved by the Board on the Participant's behalf, as provided in Article 3 hereof.

         1.10 "Disability" shall mean a physical or mental condition, the occurrence of which shall entitle the Participant to benefits under the long-term disability plan maintained by the Company or an Affiliate, if applicable, for the benefit of eligible employees of the Company and its Affiliates. If no such long-term disability plan exists, "Disability" shall be defined as in Code section 72(m)(7).

         1.11 "Effective Date" shall mean January 1, 2003.

         1.12 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

         1.13 "Participant" is defined in the above Preamble.

         1.14 "Plan" shall mean this HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for Stephen L. Way, as amended from time to time.

         1.15 "Plan Year" shall mean the annual period beginning January 1 and ending December 31, both dates inclusive of each year.


                                    ARTICLE 2

                                   ELIGIBILITY

         The only individual eligible to participate under the Plan is Stephen
L. Way. He shall be eligible to participate only while he is an employee of the Company and/or its Affiliates.

                                   ARTICLE 3

                                  CONTRIBUTIONS

         The Committee shall recommend to the Board the amount and timing of the Company Contribution or Contributions, if any, for a Plan Year. Any such recommendation of the Committee shall be effective only upon approval of the Board, which approval shall specify the Accrual Date for each such Contribution. Contributions shall be accrued by the Company or an Affiliate as directed by the Committee. No additional Contributions may be accrued after the Participant ceases to be eligible to participate in the Plan.


                                   ARTICLE 4

                      CREDITING OF CONTRIBUTIONS AND INCOME

         4.1 Contributions by the Company under Article 3 hereof shall be credited to the Account of the Participant as of the Accrual Date specified by the Board. All withdrawals and distributions from the Account pursuant to Articles 5 or 6, respectively, shall be charged against the Account as of the date of such withdrawal or distribution.

         4.2 The Participant's Account shall earn interest each calendar quarter at an annual rate that is equivalent to the sum of (i) the Prime Rate as published in the Money Rates section of The Wall Street Journal as of the last day of each calendar quarter plus (ii) one percent (100 basis points); such rate prorated to reflect quarterly compounding. Such interest accruals shall be credited to the Participant's Account as of the last day of each calendar quarter or at such other time as is determined by the Committee. If a distribution or withdrawal occurs hereunder before the last day of a calendar quarter, a prorated interest accrual shall be credited to the Participant's Account as of the date of such distribution or withdrawal. If a Contribution is made with an Accrual Date other than the first day of the calendar quarter, a prorated interest accrual for such quarter shall be credited with respect to the amount of the Contribution.


                                   ARTICLE 5

             PAYMENT OF BENEFITS - DEATH, DISABILITY, OR RETIREMENT

         5.1 In the event of the Participant's death, his Beneficiary shall be entitled to the entire value of all amounts credited to the Participant's Account as of the date of distribution to the Beneficiary. Payment of such death benefit shall be made in a lump sum cash payment to the Beneficiary as soon as administratively practicable after the Committee's receipt of proper notice of the Participant's death. The Beneficiary may not elect to defer the date of distribution or change the form of payment of the distribution. If the Participant fails to name a Beneficiary, or if all Beneficiaries (primary and contingent) named by the Participant predecease him, the entire death benefit shall be paid to the Participant's estate.

         5.2 Upon the Participant's Disability, he shall be entitled to the entire value of all amounts credited to his Account, as of the date of distribution to the Participant. Payment of the Participant's Disability benefit shall be made in a lump sum cash payment to the Participant as soon as administratively practicable after the Committee's determination of the Participant's Disability. The Participant may not elect to defer the date of such distribution or change the form of payment of the distribution.

         5.3 Upon the Participant's retirement or termination of employment with the Company and its Affiliates for any reason other than death or Disability, the Participant shall be entitled to the entire value of all amounts credited to his Account, as of the date of distribution to the Participant. Payment of the Participant's benefit on account of his retirement or other termination of employment shall be made in a lump sum cash payment to the Participant as soon as administratively practicable after his retirement or other termination of employment. The Participant may not elect to defer the date of such distribution or change the form of payment of the distribution.

         5.4 Notwithstanding any of the foregoing provisions, all payments under this Article 5 shall be subject to the limitation described in Section 6.2.


                                   ARTICLE 6

                            OTHER PAYMENT OF BENEFITS

         6.1 Notwithstanding the provisions of Articles 5 and 6, the benefits payable hereunder may be paid before they would otherwise be payable if, based on a change in the federal or applicable state tax or revenue laws, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving the Participant or a Beneficiary, or a closing agreement made under section 7121 of the Code that is approved by the Internal Revenue Service and involves the Participant, the Committee determines that the Participant has or will recognize income for federal or state income tax purposes with respect to amounts that are or will be payable under the Plan before they otherwise would be distributed hereunder. The amount of any payments pursuant to this Section shall not exceed the lesser of: (a) the amount in the Participant's Account or (b) the amount of taxable income with respect to which the tax liability is assessed or determined.

         6.2 With respect to payments to be made pursuant to Article 5 or this
Article 6, the amount of a payment by the Company during any calendar year shall not exceed the amount of the deduction to which the Company (or an Affiliate, as applicable) is entitled under the applicable provisions of the Code in effect at the time of such payment. To the extent a payment under Article 5 or this
Article 6 is limited by this Section, the amounts that are not paid in a particular year shall remain in the Participant's Account and shall be paid as soon as administratively possible in the first calendar year in which the Company (or an Affiliate, as applicable) is entitled to a deduction for such payments under the applicable provisions of the Code.

                                   ARTICLE 7

                           ADMINISTRATION OF THE PLAN

         7.1 The Plan shall be administered by the Committee. The members of the Committee shall not receive compensation with respect to their services for the Plan. The members of the Committee shall serve without bond or security for the performance of their duties hereunder unless applicable law makes the furnishing of such bond or security mandatory or unless required by the Company. Any member of the Committee may resign by delivering his written resignation to the Company and to the other members of the Committee.

         7.2 The Committee shall perform any act which the Plan authorizes expressed by a vote at a meeting or in a writing signed by a majority of its members without a meeting. The Committee may, by a writing signed by a majority of its members, appoint any member of the Committee to act on behalf of the Committee.

         7.3 The Committee may designate in writing other persons to carry out its responsibilities under the Plan, and may remove any person designated to carry out its responsibilities under the Plan by notice in writing to that person. The Committee may employ persons to render advice with regard to any of its responsibilities. All usual and reasonable expenses of the Committee shall be paid by the Company. The Company shall indemnify and hold harmless each member of the Committee from and against any and all claims and expenses (including, without limitation, attorney's fees and related costs), in connection with the performance by such member of his duties in that capacity, other than any of the foregoing arising in connection with the willful neglect or willful misconduct of the person so acting.

         7.4 The Committee shall establish rules, not contrary to the provisions of the Plan, for the administration of the Plan and the transaction of its business. The Committee shall interpret the Plan in its sole and absolute discretion, and shall determine all questions arising in the administration, interpretation and application of the Plan. All determinations of the Committee shall be conclusive and binding on all concerned.

         7.5 Any action to be taken hereunder by the Company shall be taken by resolution adopted by the Board or an executive committee thereof; provided, however, that by resolution, the Board or an executive committee thereof may delegate to any officer of the Company the authority to take any actions hereunder, other than the power to amend or terminate the Plan.


                                   ARTICLE 8

                             CLAIM REVIEW PROCEDURE

         8.1 The Committee shall automatically direct the distribution of all benefits to which the Participant or his Beneficiary is entitled hereunder. In the event that the Participant or his Beneficiary (the "Claimant") believes that he (or she) has been denied benefits to which he (or she) is entitled under the provisions of the Plan, the Committee shall, upon the request of the Claimant, provide to the Claimant written notice of the denial which shall set forth:

               (a) the specific reason or reasons for the denial;

               (b) specific references to pertinent Plan provisions on which the Committee based its denial;

               (c) a description of any additional material or information needed for the Claimant to perfect the claim and an explanation of why the material or information is needed;

               (d) a statement that the Claimant or his authorized representative may:

                   (i) Request a review upon written application to the
               Committee;

                   (ii) Review pertinent Plan documents; and

                   (iii) Submit issues and comments in writing;

               (e) a statement that any appeal the Claimant wishes to make of the adverse determination must be made in writing to the Committee within sixty (60) days after receipt of the Committee's notice of denial of benefits and that failure to appeal the initial determination to the Committee in writing within such sixty (60)-day period will render the Committee's determination final, binding, and conclusive; and

               (f) the address to which the Claimant must forward any request for review.

         8.2 If the Claimant should appeal to the Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of the claim is justified under the circumstances. The Committee shall advise the Claimant in writing of its decision on appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within sixty (60) days (forty-five (45) days in the case of a claim relating to Disability) after the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within such sixty (60)-day period (or forty-five (45)-day period in the case of a claim relating to Disability) impracticable. In such case, notice of an extension shall be provided to the Claimant within the original sixty (60)-day period (or forty-five (45)-day period in the case of a claim relating to Disability), and notice of a final decision regarding the denial of a claim for benefits will be provided within 120 days (or ninety (90) days in the case of a claim relating to Disability) after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the date the extension period commences.

                                   ARTICLE 9

                              LIMITATION OF RIGHTS

         The establishment of this Plan shall not be construed as giving the Participant or any person claiming by, through, or on behalf of the Participant, any legal, equitable or other rights against the Company, any Affiliate, or the respective officers, directors, employees, agents or shareholders of the Company or any Affiliate, or as giving to the Participant or his Beneficiary, or any person claiming by, through, or on behalf of the Participant or his Beneficiary, any equity or other interest in the assets or business of the Company or any Affiliate or shares of stock of the Company or any Affiliate, or as giving the Participant the right to be retained in the employment of the Company or any of its Affiliates. The rights of the Participant and his Beneficiary hereunder shall be solely those of an unsecured general creditor of the Company and, to the extent applicable, of any Affiliate which has accrued a Contribution in accordance with Article 3.


                                   ARTICLE 10

                            LIMITATION OF ASSIGNMENT

         10.1 No benefits which shall be payable under the Plan to the Participant or his Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void. No benefits shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of the Participant or his Beneficiary, nor shall they be subject to attachment or legal process for or against any person, except to the extent required by law.

         10.2 Notwithstanding Section 10.1, whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined by the Committee, on the basis of qualified medical advice, to be incompetent, the Committee need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of the minor or incompetent, or to cause the same to be paid to the minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of the minor or incompetent, if one has been appointed, or to cause the same to be used for the benefit of the minor or incompetent.


                                   ARTICLE 11

                     AMENDMENT TO OR TERMINATION OF THE PLAN

         The Company reserves the right at any time to amend or terminate the Plan in whole or in part by resolution of the Board. No amendment shall have the effect of retroactively decreasing the Participant's Account or depriving the Participant or his Beneficiary of rights already accrued under the Plan unless the Participant (or his Beneficiary in the event of the Participant's death prior to the adoption of the amendment) consents to the amendment. In the event that the

Company shall change its name, the Plan shall be deemed to be amended to reflect the name change without further action of the Company, and the language of the Plan shall be changed accordingly.


                                   ARTICLE 12

                   STATUS OF PARTICIPANT AS UNSECURED CREDITOR

         All benefits under the Plan shall be paid from the general assets of the Company or an Affiliate and shall be the unsecured obligations of the Company and, to the extent applicable, of any Affiliate which has accrued a Contribution in accordance with Article 3. No assets will be placed in trust or otherwise segregated from the general assets of the Company or any Affiliate for the payment of obligations hereunder. To the extent that any person acquires a right to receive payments hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.


                                   ARTICLE 13

                            GENERAL AND MISCELLANEOUS

         13.1 Severability. In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

         13.2 Construction. The section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

         13.3 Governing Law. The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Texas unless superseded by federal law.

         13.4 No Requirement to Fund. Neither the Company nor any Affiliate is required to set aside any assets for payment of the benefits provided under this Plan. It is the Company's intention that this Plan be construed as a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select key management and highly compensated employee within the meaning of section 201(2) and similar provisions of ERISA.

         13.5 Taxes. All amounts payable hereunder shall be reduced by any and all federal, state and local taxes imposed upon the Participant or his Beneficiary which are required to be paid or withheld by the Company or an Affiliate.

         13.6 Waiver. Neither the failure nor any delay on the part of the Company, any Affiliate, or the Committee to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available to the Company, its Affiliates, or the Committee at law or in equity

                            [Signature page follows]

         IN WITNESS WHEREOF, the Company has caused its corporate seal to be affixed hereto and these presents to be duly executed in its name and behalf by a duly authorized officer on this 31st day of December, 2003.


                                    COMPANY:

                                    HCC INSURANCE HOLDINGS, INC.



                                    By:      /s/ WALTER J. LACK
                                             -----------------------------------
                                    Title:   Chairman of the Compensation
                                             Committee of the Board of Directors



ATTEST:


/s/ CHRISTOPHER L. MARTIN
---------------------------
       Secretary


[CORPORATE SEAL]